Ireland Stapleton Pryor Pascoe P.C.







                                January 14, 1998




Seligman Municipal Fund Series, Inc.
100 Park Avenue
New York, New York  10017


          With respect to Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Municipal Fund Series, Inc., formerly known as Seligman Tax-Exempt Fund Series, Inc., we have reviewed the material relative to Colorado taxes in the Registration Statement. Subject to such review, our opinion dated January 23, 1990 remains unchanged.

          We consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to us under the heading "Colorado Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                  IRELAND, STAPLETON, PRYOR &
                                  PASCOE, P.C.



                                   By: /s/ WILLIAM E. TANIS
                                      ----------------------------
                                           Vice President


                1675 Broadway, Suite 2600, Denver, Colorado 80202